EXHIBIT 5.1
                                  EXHIBIT 23.1


                               Michael A. Littman
                                 Attorney at Law
                                7609 Ralston Road
                                Arvada, CO 80002
                         303-422-8127 * 303-431-1567 fax


                                   May 9, 2008



Tombstone Cards, Inc.
5380 Highlands Drive
Longmont, CO  80503



Re: Post-Effective Amendment No. 2 to Registration Statement on Form S-1 for common shares of Tombstone Cards, Inc.


Gentlemen:


At your request, I have examined Registration Statement No. 333-138184 which is being filed with the Securities and Exchange Commission ("SEC"), as a Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (the "Amended Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of


(a)  1,500,000 Shares of Common Stock of Selling Shareholders,
(b) 1,730,000 Units consisting of one common share and one "A" Warrant and one "B" Warrant,
(c)  1,730,000 outstanding shares comprising part of the Units being Registered,
(d)  1,730,000 "A" Warrants,
(e)  1,730,000 "B" Warrants,
(f)  1,730,000 common Shares underlying "A" Warrants at $2.00 per Share,
(g)  1,730,000 common Shares underlying "B" Warrants at $5.00 per Share,
(h)  600,000 common Shares underlying Consultant Warrants at $0.55 per Share,
(i)  60,000  Units   underlying   Placement  Agent  Warrants  for  Units  (Units
     consisting  of 60,000  shares  and  60,000  "A"  Warrants  and  60,000  "B"
     Warrants),
(j)  60,000  common  Shares  underlying   Placement  Agent  Warrants  for  Units
     (consisting of Shares and "A" and "B" Warrants) at $0.55 per Share,
(k)  60,000 "A" Warrants underlying Placement Agent Warrants for Units,
(l)  60,000 "B" Warrants underlying Placement Agent Warrants for Units,
(m)  60,000 Shares underlying "A" Warrants to Placement Agent,
(n)  60,000 Shares underlying "B" Warrants to Placement Agent, and
(o)  150,000 Shares  underlying  Employee/Consultant  Options at $0.55 per Share
     (the "Offering") of our Company, Tombstone Cards, Inc., a Colorado corporation ("Tombstone").

In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and not others:

     a.   Certificate of Incorporation of the Company, as amended to date;

     b.   Bylaws of the Company, as amended to date;

     c. Certified Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Stock.

     d. The Amended Registration Statement as filed with the SEC as of the date hereof.

Based on the foregoing, it is my opinion that the securities being registered under the Amended Registration Statement, including stock, units, warrants, and shares underlying warrants and options as issued, are and will be duly and validly authorized, fully paid and non-assessable under Colorado Laws and that the Warrants and Options referenced are binding agreements.

I express no opinion as to compliance with the Securities Acts or "blue sky" laws of any state in which the securities is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of transfer of the securities.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the securities described in the Amended Registration Statement in connection with the offering described therein.

This opinion covers only matters of Colorado law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Amended Registration Statement.

                                                 Sincerely,

                                                 /s/Michael A. Littman
                                                 -------------------------
                                                 Michael A. Littman